UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York 10022	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On September 1, 2006, the Audit Committee of the Board of Directors of Moscow CableCom Corp. (the “Company”), based upon recommendations of the Company’s management, concluded that the Company’s previously issued financial statements for the second and third quarters of 2005, the year ended December 31, 2005, and the first quarter of 2006 (“Restatement Periods”) should no longer be relied upon, because of errors in the Company’s accounting for deferred income taxes, and that the financial statements for the Restatement Periods need to be restated.

During the Restatement Periods, the Company had recorded a full valuation allowance for deferred tax assets relating to net operating losses from operations in Moscow, Russia, based on the assumption that these deferred tax assets would not be realized as a result of continuing losses from such operations. As a result of inadvertent error, the establishment of this valuation allowance did not consider the Company’s ability to realize certain portions of these deferred tax assets against deferred tax liabilities as a result, in part, of changes in Russian tax law enacted in the second quarter of 2005.  These deferred tax liabilities result from temporary differences primarily relating to intangible assets and fixed assets.

As a result of the accounting for deferred income taxes, the financial statements overstated the net loss for the year ended December 31, 2005 by $1,261,000, which is comprised of an overstatement of the net loss for the second quarter of 2005 of $1,192,000, an understatement of the net loss for the third  quarter of 2005 of $56,000 and an overstatement of the loss for the fourth quarter of 2005 of $125,000,.  In addition, due to the accounting for deferred income taxes described above, the net loss for the three months ended March 31, 2006 was understated by $146,000.  Accordingly, the cumulative effect of these accounting adjustments will be to increase our previously reported stockholders’ equity as of March 31, 2006 by $1,099,000.  A component of the adjustment to the deferred tax accounting has been identified as being attributable to the allocation of the purchase price of ComCor-TV with respect to temporary differences that resulted in deferred tax assets and liabilities as of the February 2004 acquisition date. Accordingly, in restating deferred tax balances the Consolidated Balance Sheet will reflect a decrease in the deferred tax valuation allowance and goodwill associated with this acquisition of $706,000 effective with the second quarter of 2005.   The Company also plans to revise its quarterly reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005 to indicate that its disclosure controls and procedures were not effective during those periods, as a result of the material weaknesses described in the Company’s Form 10-K for the year ended December 31, 2005 and in its Form 10-Q for the period ended March 31, 2006.

The Company expects to file amended Forms 10-K and 10-Q for the Restatement Periods after completing a full analysis of the financial effects of the restatements and a review of this analysis by its independent auditors.

The Audit Committee and the Company’s Chief Financial Officer have discussed the matters reported in this Form 8-K with PricewaterhouseCoopers Audit, the Company’s independent auditors.

Item 9.01.     Financial Statements and Exhibits

(d)

Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.

Description of Exhibit

99.1

Press Release dated September 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite

Name: Tate Fite
Title:  Chief Financial Officer

Date:  September 8, 2006

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